Exhibit 99.6(a)

IRONBRIDGE FUNDS, INC.

INVESTMENT ADVISORY AGREEMENT

THIS INVESTMENT ADVISORY AGREEMENT (this “Agreement”) is entered into as of the              day of                         , 2010, between IronBridge Funds, Inc., a Maryland corporation (the “Corporation”), and IronBridge Capital Management L.P., a Delaware limited partnership (“IronBridge”).

W I T N E S S E T H

WHEREAS, the Corporation is an open-end investment company registered under the Investment Company Act of 1940, as amended (the “Act”).  The Corporation is authorized to create separate series, each with its own separate investment portfolio (the “Funds”), and the beneficial interest in each such series will be represented by a separate series of shares (the “Shares”).

WHEREAS, IronBridge is an investment adviser registered under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), engaged in the business of rendering investment advisory services.

WHEREAS, in managing the Corporation’s assets, as well as in the conduct of certain of its affairs, the Corporation seeks the benefit of IronBridge’s services and its assistance in performing certain managerial functions.  IronBridge desires to furnish such services and to perform the functions assigned to it under this Agreement for the consideration provided for herein.

NOW THEREFORE, the parties mutually agree as follows:

1.             Appointment.  The Corporation hereby appoints IronBridge as investment adviser for each of the Funds of the Corporation on whose behalf the Corporation executes an Exhibit to this Agreement, and IronBridge, by execution of each such Exhibit, accepts the appointments.  For the avoidance of doubt, all references in this Agreement to the “Fund” or the “Funds” shall be limited to Funds of the Corporation as to which IronBridge is appointed and has accepted such appointment, as aforesaid.  Subject to the supervision and oversight of the Board of Directors (the “Board”) of the Corporation, IronBridge shall manage the investment and reinvestment of the assets of each Fund in accordance with the Fund’s investment objective, policies and restrictions as set forth in the Corporation’s current registration statement on Form N-1A (“Registration Statement”) and any additional compliance policies and procedures that the Board reasonably adopts and provides to IronBridge (the “Policies and Procedures”), for the period and upon the terms herein set forth.  The investment of funds shall also be subject to all applicable restrictions of the Corporation’s Articles of Incorporation (“Articles”) and Bylaws (“Bylaws”) (collectively, the Articles and Bylaws are hereinafter referred to as the “Organizational Documents”) as may from time to time be in force, effective upon written or electronic notice from the Corporation to IronBridge.  Subject to the requirements of the Act, IronBridge is hereby authorized to delegate its duties hereunder, at IronBridge’s own expense, to a subadviser, which is an investment adviser registered under the Advisers Act, pursuant to a written agreement under which the subadviser shall furnish the services specified therein to IronBridge.  IronBridge will continue to have responsibility for all investment advisory services furnished pursuant to any agreement with a subadviser.

2.             Certain Expenses.  In addition to the expenses which IronBridge may incur in the performance of its responsibilities under this Agreement, and the expenses which it may expressly undertake to incur and pay, IronBridge shall incur and pay the actual out-of-pocket costs of any special meeting of the Board or shareholders to the extent convened as a result of a change of control of IronBridge or otherwise convened for the primary benefit of IronBridge.

3.             Investment Advisory Functions.  In its capacity as investment adviser, IronBridge shall have the following responsibilities:

(a)           To furnish continuous advice and recommendations to the Funds, as to the acquisition, holding or disposition of any or all of the securities or other assets which the Funds may own or contemplate acquiring from time to time;

(b)           To cause its officers to attend meetings and furnish oral or written reports, as the Corporation may reasonably require, in order to keep the Board and appropriate officers of the Corporation informed as to the condition of the investments of the Funds, the investment recommendations of IronBridge, and the principal investment considerations which have given rise to those recommendations; and

(c)           To supervise the purchase and sale of securities or other assets as directed by the appropriate officers of the Corporation.

The services of IronBridge are not to be deemed exclusive and IronBridge and its affiliates shall be free to render similar services to others as long as its services for others does not in any way hinder, preclude or prevent IronBridge from performing its duties and obligations under this Agreement.

4.             Obligations of IronBridge.

(a)           With respect to all matters relating to its performance under this Agreement, IronBridge and its partners, officers and employees will act in accordance in all material respects with applicable law and, with the Corporation’s Organizational Documents and regulatory filings, including its Registration Statement, as amended, and compliance Policies and Procedures adopted pursuant to Rule 38a-1 under the Act and the Corporation’s other Policies and Procedures, all effective upon written or electronic notice from the Corporation to IronBridge, and to the extent required under applicable law in connection with IronBridge’s provision of services under this Agreement.

(b)           IronBridge agrees to cooperate with periodic reviews (at reasonable times, upon reasonable prior written notice and in reasonable number) of IronBridge’s compliance program by the Corporation’s compliance personnel in performance of the Corporation’s responsibilities under Rule 38a-1 of the Act.

IronBridge agrees to provide to the Corporation with copies of its compliance program and such additional information and certifications as may reasonably be requested by the Corporation’s compliance personnel.  Upon becoming aware thereof, IronBridge agrees to promptly notify the Board of any material compliance violations which affect the Corporation.

(c)           IronBridge has adopted a Code of Ethics complying with Rule 204A-1 of the Advisers Act.

(d)           To the extent prohibited by Regulation S-P, IronBridge and its affiliates will not disclose any non-public personal information, as defined in Regulation S-P, received from the Corporation regarding any shareholder; provided, however, that IronBridge and its affiliates may disclose such information to any party as necessary in the ordinary course of business to carry out the purposes for which such information was disclosed to IronBridge and its affiliates, or as may be permitted by law.  IronBridge agrees to use reasonable precautions to protect and prevent the unintentional disclosure of such non-public personal information.

(e)           IronBridge agrees to use reasonable efforts, upon reasonable prior written or electronic notice from the Corporation from time to time, to assist the Corporation in complying with the Sarbanes-Oxley Act and implementing the Corporation’s disclosure controls and procedures, to the extent such assistance in regard to compliance, controls and procedures is customarily provided by investment advisers to registered investment companies such as the Corporation.  IronBridge agrees to inform the Corporation of any material development related to IronBridge that IronBridge reasonably believes is relevant to the Corporation’s certification obligations under the Sarbanes-Oxley Act.

(f)            IronBridge shall provide such information as may reasonably be requested by the Board under Section 15(c) of the Act in connection with its annual consideration of this Agreement.

5.             Obligations of the Corporation.  The Corporation shall have the following obligations under this Agreement:

(a)           To keep IronBridge continuously and fully informed as to the composition of the Funds’ investments and the nature of all of its assets and liabilities, and such other information as may be required in connection with the performance by IronBridge of its services and duties under this Agreement;

(b)           To promptly furnish IronBridge with a copy of any financial statement or report prepared for it by certified or independent public accountants, and with copies of any financial statements or reports made to the Funds’ shareholders or to any governmental body or securities exchange;

(c)           To furnish IronBridge with copies of the Registration Statement and Organizational Documents, each as currently in effect and including all amendments and restatements thereto, if such Organizational Documents have not yet been delivered by the Corporation to IronBridge.  The Corporation will promptly provide IronBridge with any Policies and Procedures applicable to IronBridge adopted from time to time by the Board and agrees to promptly provide IronBridge with copies of all amendments thereto.

(d)           To furnish IronBridge with any further materials or information which IronBridge may reasonably request to enable it to perform its functions under this Agreement;

(e)           To compensate IronBridge for its services on a timely basis in accordance with the provisions of paragraph 6 hereof; and

(f)            To keep confidential, and to cause the Corporation to keep confidential, and to not use for any purpose other than the conduct, during the Term, of the business of the Fund, all materials and information regarding IronBridge, its affiliates, and their respective businesses, products, services, strategies and plans which is non-public, highly confidential and of a sensitive nature, including, without limitation, information concerning IronBridge’s investment methodologies and other intellectual property.  Such confidentiality obligation shall be inapplicable to any information that (i) prior to the Corporation’s or the Fund’s receipt thereof was in its possession from a source other than IronBridge, (ii) is or becomes publicly available other than as a consequence of a breach of the Corporation’s obligations hereunder, (iii) is rightfully acquired by the Corporation from a third party who is under no obligation to IronBridge to maintain the confidentiality of the information, or (iv) is required to be disclosed pursuant to applicable law or regulation, or pursuant to a subpoena or similar order from a court, agency or other similar authority, provided that the Corporation gives to IronBridge as much notice as is reasonably practicable and allows it as much opportunity as is reasonably practicable to defend against such subpoena or order and/or seek appropriate relief such as a protective order.

6.             Compensation.  Each Fund shall pay to IronBridge for its services a monthly fee, as set forth on the Exhibits hereto, payable on the last day of each month during which or during part of which this Agreement is in effect.  For the month during which this Agreement becomes effective and any month during which it terminates, however, there shall be an appropriate proration of the fee payable for such month based on the number of calendar days of such month during which this Agreement is effective.  IronBridge may from time to time and for such periods as it deems appropriate reduce its compensation (and/or assume expenses) for one or more of the Funds.

7.             Expenses Paid by Corporation.  Except as provided in this paragraph, nothing in this Agreement shall be construed to impose upon IronBridge the obligation to incur, pay, or reimburse the Corporation for any expenses not specifically assumed by IronBridge under paragraph 2 above.  Each Fund shall pay or cause to be paid all of its expenses and the Fund’s allocable share of the Corporation’s expenses, including, but not limited to, investment advisory fees; any compensation, fees, or reimbursements which the Corporation pays to its directors who are not “interested persons” (as that term is defined in the Act) of the Corporation; fees and expenses of the custodian, transfer agent, registrar or dividend disbursing agent; current legal, accounting and printing expenses; administrative, clerical, recordkeeping and bookkeeping expenses; brokerage commissions and all other expenses in connection with the execution of Fund transactions; all expenses of bond and insurance coverage which inure to the Corporation’s benefit, including liability and fidelity bond coverage; interest; all federal, state and local taxes (including stamp, excise, income and franchise taxes); expenses of shareholders’ meetings and of preparing, printing and distributing proxy statements, notices and reports to shareholders; expenses of preparing and filing reports and tax returns with federal and state regulatory authorities; the maintenance of its compliance program; the maintenance of the Registration Statement under the applicable federal and state securities laws; all expenses incurred in complying with all federal and state laws and the laws of any foreign country applicable to the issue, offer, or sale of Shares of the Funds, including but not limited to, all costs involved in the registration or qualification of Shares of the Funds for sale in any jurisdiction and all costs involved in preparing, printing and distributing prospectuses and statements of additional information to existing shareholders of the Funds, all expenses incurred in connection with litigation, proceedings and claims and the legal obligations of the Corporation to indemnify its directors, employees, shareholders and agents with respect thereto; all expenses of meetings of the Board and shareholders except for such costs described in Section 2; and such compensation payable to its compliance officer(s) as may be approved by the Board from time to time.

8.             Brokerage Commissions.  For purposes of this Agreement, brokerage commissions paid by a Fund upon the purchase or sale of securities shall be considered a cost of the securities of the Fund and shall be paid by the respective Fund.  IronBridge is authorized and directed to place Fund transactions only with brokers and dealers who render satisfactory service in the execution of orders at the most favorable prices and at reasonable commission rates, provided, however, that IronBridge may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if IronBridge determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of either that particular transaction or the overall responsibilities of IronBridge.  In placing Fund business with such broker or dealers, IronBridge shall seek the best execution of each transaction, and all such brokerage placement shall be made in compliance with Section 28(e) of the Securities Exchange Act of 1934 and other applicable state and federal laws.  Notwithstanding the foregoing, the Corporation shall retain the right to direct the placement of all Fund transactions, and the Directors may establish policies or guidelines to be followed by IronBridge in placing Fund transactions for the Funds pursuant to the foregoing provisions.

9.             Proprietary Rights.  IronBridge has proprietary rights in the “IronBridge” portion of the name of each Fund on whose behalf the Corporation executes an Exhibit to this Agreement.  IronBridge may withdraw the use of such names from any Fund.

10.          Termination.  This Agreement may be terminated at any time, without penalty, by the Board or by the shareholders of a Fund acting by the “vote of a majority of the outstanding voting securities” (as that phrase is defined in the Act) of such Fund, provided in either case that 60 days’ written notice of termination be given to IronBridge at its principal place of business.  This Agreement may be terminated by IronBridge at any time by giving 60 days’ written notice of termination to the Corporation, addressed to its principal place of business.

11.          Assignment.  This Agreement shall terminate automatically in the event of any “assignment” (as that term is defined in the Act) of this Agreement.

12.          Term.  This Agreement shall be executed and become effective as of the date first written above.  This Agreement shall begin for each Fund as of the date of execution of the applicable Exhibit and shall continue in effect with respect to each Fund (and any subsequent Funds added pursuant to an Exhibit) for two years from the later of the date of this Agreement or the date of execution of the applicable Exhibit, and thereafter for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof, if such continuation shall be specifically approved at least annually by the vote of a majority of the directors of the Corporation, including a majority of the directors who are not parties to this Agreement or interested persons of any such party (other than as directors of the Corporation), cast in person at a meeting called for that purpose, or by vote of a majority of the outstanding voting securities of each Fund.

13.          Liability.  Neither IronBridge nor any of its officers, partners, agents or employees shall be liable or responsible to the Corporation or its shareholders for any error of judgment, mistake of law or any loss arising out of any investment, or for any other act or omission in the performance by IronBridge of its duties under this Agreement, except for liability resulting from willful misfeasance, bad faith or negligence on IronBridge’s part or from reckless disregard by IronBridge of its obligations and duties under this Agreement.  Notwithstanding the foregoing, federal securities laws and certain state laws impose liabilities under certain circumstances on persons who have acted in good faith, and therefore nothing herein shall in any way constitute a waiver or limitation of any rights which the Corporation or any shareholder of the Corporation may have under any federal securities or state law.

14.          Amendments.  This Agreement may be amended by the mutual consent of the parties, provided that the terms of each such amendment shall be approved by a majority of those directors who are not interested persons of the Corporation or IronBridge, voting in person at a meeting called for the purpose of voting on such approval, or if required by the Act, by the affirmative vote of a majority of the outstanding voting securities of each Fund.

[Signature page immediately follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

IRONBRIDGE CAPITAL MANAGEMENT, L.P.

By:	IronBridge Capital GP, Inc., its general partner

By:
Christopher Faber, President

IRONBRIDGE FUNDS, INC.

By:
John G. Davis, President

Signature Page - Investment Advisory Agreement

EXHIBIT A

to the

INVESTMENT ADVISORY AGREEMENT

IRONBRIDGE FRONTEGRA SMALL CAP FUND

For all services rendered by IronBridge Capital Management, L.P. (the “Adviser”) hereunder, the above-named Fund, a series of IronBridge Funds, Inc., shall pay the Adviser and the Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 1.00% of the average daily net assets of the Fund.

The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 1.00% applied to the daily net assets of the Fund.

The advisory fee so accrued shall be paid monthly in accordance with the terms of the Investment Advisory Agreement.

Executed as of the          day of                             , 2010.

IRONBRIDGE FUNDS, INC.

By:
Name:	John G. Davis
Title:	President

IRONBRIDGE CAPITAL MANAGEMENT, L.P.

By:	IronBridge Capital GP, Inc., its general partner

By:
Name:	Christopher Faber
Title:	President

Exhibit A to Investment Advisory Agreement

EXHIBIT B

to the

INVESTMENT ADVISORY AGREEMENT

IRONBRIDGE FRONTEGRA SMID FUND

For all services rendered by IronBridge Capital Management, L.P. (the “Adviser”) hereunder, the above-named Fund, a series of IronBridge Funds, Inc., shall pay the Adviser and the Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.85% of the average daily net assets of the Fund.

The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.85% applied to the daily net assets of the Fund.

The advisory fee so accrued shall be paid monthly in accordance with the terms of the Investment Advisory Agreement.

Executed as of the          day of                             , 2010.

IRONBRIDGE FUNDS, INC.

By:
Name:	John G. Davis
Title:	President

IRONBRIDGE CAPITAL MANAGEMENT, L.P.

By:	IronBridge Capital GP, Inc., its general partner

By:
Name:	Christopher Faber
Title:	President

Exhibit B to Investment Advisory Agreement

EXHIBIT C

to the

INVESTMENT ADVISORY AGREEMENT

IRONBRIDGE FRONTEGRA GLOBAL FUND

For all services rendered by IronBridge Capital Management, L.P. (the “Adviser”) hereunder, the above-named Fund, a series of IronBridge Funds, Inc., shall pay the Adviser and the Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.85% of the average daily net assets of the Fund.

The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.85% applied to the daily net assets of the Fund.

The advisory fee so accrued shall be paid monthly in accordance with the terms of the Investment Advisory Agreement.

Executed as of the          day of                             , 2010.

IRONBRIDGE FUNDS, INC.

By:
Name:	John G. Davis
Title:	President

IRONBRIDGE CAPITAL MANAGEMENT, L.P.

By:	IronBridge Capital GP, Inc., its general partner

By:
Name:	Christopher Faber
Title:	President

Exhibit C to Investment Advisory Agreement

EXHIBIT D

to the

INVESTMENT ADVISORY AGREEMENT

IRONBRIDGE FRONTEGRA LARGE CAP FUND

For all services rendered by IronBridge Capital Management, L.P. (the “Adviser”) hereunder, the above-named Fund, a series of IronBridge Funds, Inc., shall pay the Adviser and the Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.75% of the average daily net assets of the Fund.

The portion of the fee based upon the average daily net assets of the Fund shall be accrued daily at the rate of 1/365th of 0.75% applied to the daily net assets of the Fund.

The advisory fee so accrued shall be paid monthly in accordance with the terms of the Investment Advisory Agreement.

Executed as of the          day of                             , 2010.

IRONBRIDGE FUNDS, INC.

By:
Name:	John G. Davis
Title:	President

IRONBRIDGE CAPITAL MANAGEMENT, L.P.

By:	IronBridge Capital GP, Inc., its general partner

By:
Name:	Christopher Faber
Title:	President

Exhibit D to Investment Advisory Agreement